Exhibit 23 (b)

                         Consent of Arthur Andersen LLP


The Board of Directors
Southern Financial Bancorp, Inc.

As independent public accountants, we hereby consent to the use of our report dated February 4, 1997, included in Southern Financial Bancorp, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Form 10-K. It should be noted that we have not audited any financial statements of Southern Financial Bancorp, Inc. subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.




Arthur Andersen LLP
Washington, D. C.
March 30, 1998



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                    Report of Independent Public Accountants


To the Board of Directors of
Southern Financial Bancorp, Inc.

We have audited the accompanying consolidated statements of condition of Southern Financial Bancorp, Inc. (a Virginia corporation) as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders'equity and cash flows for the year ended December 31, 1996, for the six months ended December 31, 1995, and for the year ended June 30, 1995. These financial statements are the responsibility of the Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Financial Bancorp, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996, for the six months ended December 31, 1995, and for the year ended June 30, 1995, in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Washington, D. C.
February 4, 1997